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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Amendment No. 1 to the Registration Statement (Registration Nos. 333-89481 and 333-89481-01) of Prosperity Bancshares, Inc. and Prosperity Capital Trust I of our report dated February 18, 1999, appearing in the prospectus, which is part of such Registration Statement.

         We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.


Deloitte & Touche LLP


/s/ Deloitte & Touche LLP


Houston, Texas
November 1, 1999